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                                                                    EXHIBIT 10.1

                                LETTER AGREEMENT
                           "Bethany Northeast Unit #3"
                              Panola County, Texas


         This Letter Agreement is entered into between TBX Resources, Inc., Dallas, Texas, and Quad Resources, LLC, Bossier City, Louisiana, in conjunction with Quad Resources, LLC, purchasing interests in oil and gas leases located in Panola County, Texas and known as the "Bethany Northeast Unit #3". Reference is made in this Letter Agreement to that certain sale and purchase and the subsequent discussions between the parties thereto.

         Quad Resources, LCC is desirous of obtaining drilling, development and production rights to the other and remaining geological zones contained within the boundaries of, and as set forth in, the surface legal description of the "Bethany Northeast Unit #3". TBX Resources, Inc. agrees, on a best efforts basis, to help, aid, assist and act on behalf of Quad Resources, LLC as their agent in obtaining the drilling, development and production rights to the other geological zones of the surface legal description of the "Bethany Northeast Unit #3", as referred to above, to the best of their ability.

         Any records, contacts, letters, information or data that is in the possession of TBX Resources, Inc. or can or could be reasonably be obtained by TBX Resources, Inc. will be turned over and/or shared with Quad Resources, LLC. It will be Quad Resources, LLC responsibility to negotiate and obtain those rights to other geological zones from the current owner(s).

         This Letter Agreement is signed, entered and agreed to on the day and date last written below.


TBX RESOURCES, INC.                             QUAD RESOURCES, LLC
12300 Ford Road, Suite 194                      2156 Barksdale Blvd.
Dallas, Texas 75234                             Bossier City, LA 71112


By: /s/ TIM BURROUGHS                           By: /s/ JOHN L. LEENERTS
   ----------------------------                    ----------------------------
     Tim Burroughs, President                        John L. Leenerts, Manager

Date:                      2002                 Date:                      2002
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